UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2024
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The RealReal, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 150 San Francisco, CA 94133

(855) 435-5893
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 29, 2024, The RealReal, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Filing”). The Company is filing this amendment to the Original Filing (this “Amendment”) solely for the purpose of adding the item numbers and captions for Item 2.03 and Item 3.02, which were inadvertently omitted from the Original Filing, and incorporating by reference disclosure set forth under Item 1.01 in the Original Filing into the previously omitted Item 2.03 and Item 3.02. This Amendment hereby amends the Original Filing and, except as set forth herein, no other amendments to the Original Filing are made hereby. The full text of the Original Filing is repeated in this Amendment for convenience.

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On February 29, 2024 (the “Effective Date”), the Company entered into private, separately negotiated exchange agreements (collectively, the “Exchange Agreements”) with certain Noteholders (as defined therein), pursuant to which the parties agreed to exchange (i) $145,751,000 in aggregate principal amount of the holders’ 3.00% Convertible Senior Notes due 2025 and (ii) $6,480,000 in aggregate principal amount of the holders’ 1.00% Convertible Senior Notes due 2028 (clauses (i) and (ii) together, the “Exchanged Notes”) for (a) $135,000,000 in aggregate principal amount of the Company’s 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029 (the “New Notes”), issued pursuant to the Indenture (as defined below), (b) warrants (the “Warrants”) to purchase up to 7,894,737 shares (subject to adjustment in accordance with their terms) of the Company’s common stock, $0.00001 par value per share, with a strike price of $1.71 and (c) accrued and unpaid interest on the Exchanged Notes to (but excluding) the Effective Date (collectively, the “Exchange Transactions”). The Exchange Agreements contain representations, warranties and covenants customary for transactions of this type and described in greater detail in the Exchange Agreements. The Exchange Transactions were consummated on the Effective Date, following the satisfaction of the closing conditions described in the Exchange Agreements. The Company did not receive any cash proceeds from the Exchange Transactions.

The New Notes and Warrants were issued in private placement transactions pursuant to the exemptions provided by Rule 144A, Regulation S and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

On the Effective Date, in connection with the Exchange Transactions, the Company issued $135,000,000 in aggregate principal amount of New Notes pursuant to that certain Indenture, dated as of the Effective Date (the “Indenture”), by and among the Company, the Guarantors (as defined in the Indenture) party thereto from time to time and GLAS Trust Company LLC, as trustee and notes collateral agent. As of the Effective Date, there are no Guarantors.

Interest and maturity. The New Notes will mature on the earlier of (a) March 1, 2029 and (b) any date, if any, on or after December 1, 2027 on which (a) the aggregate principal amount of the 1.00% Convertible Senior Notes due 2028 (the “2028 Notes”) then outstanding is greater than $20 million and (b) the difference between (i) the amount of unrestricted cash and cash equivalents held by the Company and its subsidiaries as of such date of determination and (ii) the aggregate principal amount of 2028 Notes outstanding as of such date of determination is less than $75 million. The New Notes bear interest at a rate of 13.00% per annum, consisting of cash interest at a rate of 8.75% per annum and payment-in-kind (“PIK”) interest at a rate of 4.25% per annum. Interest will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or duly provided for, from the Effective Date, and will be payable semi-annually in arrears on March 1 and September 1 to holders of record at the close of business on February 15 and August 15 of each year, commencing on September 1, 2024.

Guarantees and security. The New Notes will be guaranteed by certain of the Company’s future wholly-owned domestic subsidiaries (if any) on a senior secured basis. The New Notes and the guarantees (if any), together with any future indebtedness secured on a pari passu basis with the New Notes and the guarantees (if any), will be secured by a first priority lien on substantially all of the assets of the Company and the Guarantors (if any), subject to certain exceptions.

Optional redemption. On or after March 1, 2025, the Company may redeem the New Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, to, but excluding, the applicable redemption date (subject to the right of holders of record of the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the following periods: March 1, 2025 to (but excluding) March 1, 2026 – 113.000%; March 1, 2026 to (but excluding) October 1, 2026 – 106.500%; and October 1, 2026 and thereafter – 100.000%. In addition, prior to March 1, 2025, the Company may redeem the New Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record of the relevant record date to receive interest due on the relevant interest payment date). Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the New Notes (calculated after giving effect to the issuance of any PIK payments) with the net proceeds of one or more equity offerings to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to purchase capital stock (other than disqualified stock) of the Company, at a redemption price of 113.000%, plus accrued and unpaid interest, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided at least 60% of the original aggregate principal amount of the New Notes (calculated after giving effect to any PIK payments) remains outstanding after each such redemption.

Covenants. The Indenture contains covenants that limit the Company’s ability and certain of the Company’s future subsidiaries (if any) to, among other things: (i) grant or incur liens securing indebtedness; (ii) incur, assume or guarantee additional indebtedness; (iii) enter into transactions with affiliates; (iv) sell or otherwise dispose of assets, including capital stock of subsidiaries; (v) in the case of the Company and any future Guarantor (if any), consolidate, amalgamate or merge with or into, or sell all or substantially all of its assets to, another person; (vi) make certain restricted payments or other investments; and (vii) pay dividends or make other distributions (including loans and other advances). In addition, the Indenture contains a covenant that provides that the Company may not permit liquidity (calculated as the sum of (a) unused commitments then available to be drawn under any revolving credit facility, delayed draw term loan facility or qualified securitization financing permitted thereunder (after giving effect to any borrowing base or similar limitations), plus (b) the amount of unrestricted cash and cash equivalents held by the Company and its subsidiaries (if any)) to be less than $25 million as of the last day of any month that ends following the Effective Date.

Events of default. The Indenture sets forth certain events of default after which the New Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its subsidiaries.

Warrant Agreement

On the Effective Date and pursuant to the Exchange Agreements, the Company entered into a warrant agency agreement (the “Warrant Agreement”) with Computershare Trust Company, N.A. and its affiliate Computershare Trust Company, N.A., as transfer and warrant agent. Pursuant to the Warrant Agreement, on the Effective Date, the Company issued warrants (“Warrants”) to purchase 7,894,737 shares (subject to adjustment in accordance with its terms) of common stock (“Common Stock”), $0.00001 par value per share of the Company (the “Warrant Shares”), with a strike price of $1.71 (the “Exercise Price”), subject to the cashless exercise provisions contained in the Warrant Agreement.

The Warrants are exercisable from the date of issuance until March 1, 2029 (the “Expiration Date”).

The Exercise Price is subject to adjustment from time to time upon the occurrence of certain dilutive events, including (a) stock dividends and splits, (b) the issuance of options or other convertible securities in certain circumstances, (c) certain other dividends or distributions, (d) a tender or exchange offer by the Company to purchase or redeem Common Stock in certain circumstances, and (e) certain reclassification, reorganization or charge of the of the Common Stock.

Whenever the Exercise Price is adjusted as provided above, the number of Warrant Shares for which a Warrant is exercisable (the “Warrant Share Number”) shall simultaneously be adjusted by multiplying the Warrant Share Number in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

In the event of a Fundamental Change (as defined in the Warrant Agreement), upon request, the holders of Warrants will receive cash in an amount and as determined in accordance with the Warrant Agreement.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with any persons whose beneficial ownership of Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the SEC, including any group, within the meaning of the Exchange Act, of which such holder or such holder’s affiliates is a member) would beneficially own a number of shares of Common Stock in excess of 4.99% of the Common Stock then outstanding immediately after giving effect to such exercise (the “Maximum Percentage”); provided, however, that upon 61 days’ notice to the Company, the holder may increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice.

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in the Warrant, will have the right to vote, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such holders become holders of record of Common Stock issued upon exercise of the Warrants.

The foregoing description of the Exchange Agreements, Indenture and the Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the agreements, copies of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.02 Results of Operations and Financial Condition.
On February 29, 2024, The RealReal, Inc. (“The RealReal”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K included under the headings “Exchange Agreements” and “Indenture” is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
    The information set forth in Item 1.01 of this Current Report on Form 8-K included under the heading “Warrant Agreement” is incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure
On February 29, 2024, The RealReal posted a stockholder letter on its investor.therealreal.com website. A copy of the stockholder letter is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this current report on Form 8-K and the exhibits attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 29, 2024
99.2	Stockholder Letter dated February 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: May 7, 2024	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary